News Release – continued – JLL Appoints Christian Ulbrich President and CEO; Colin Dyer to Retire Leadership succession ensures strategic and cultural continuity CHICAGO AND LONDON, August 24, 2016 - Jones Lang LaSalle Incorporated (NYSE: JLL) announced today that Christian Ulbrich, who has held the role of President since June, will now also assume the position of Chief Executive Officer, effective October 1, 2016. Ulbrich will succeed Colin Dyer, who will retire from JLL at the end of 2016 and step down from the CEO role on September 30, 2016. To ensure a smooth transition, Dyer will continue to guide the company’s data, information and analytics priorities through the end of 2016. He also will remain on the Board of Directors through the Annual Shareholders Meeting in spring of 2017 and serve as an adviser through 2017. As President and CEO, Ulbrich will have overall leadership responsibility for JLL’s strategic direction and growth. He will report to the Board of Directors, on which he serves as an executive member. He also will chair the company’s Global Executive Board, the most senior internal management committee, on which he has served for eight years. Ulbrich joined JLL in 2005 as Managing Director of JLL Germany and served as EMEA CEO since 2009 before being named President. Under his leadership, JLL prospered in EMEA, outperforming challenging economic conditions by nearly tripling revenue and adding such services as the Tetris design and fit-out subsidiary and residential consultancy. Ulbrich’s extensive real estate and finance background before joining JLL includes serving as CEO of the HIH group of companies headquartered in Hamburg, Germany, and part of M.M. Warburg Bank, and holding various positions within German and international banks. He is a member of the Board of Directors of Vonovia SE, Germany’s largest residential real estate company, and holds a Diplom Kaufmann degree in Business Administration from the University of Hamburg. “Working closely with Christian since he joined JLL, I know firsthand his deep understanding of global real estate dynamics and ability to lead across wide and diverse geographies,” said Dyer. “With his guidance and our strong management team, JLL will continue to grow and prosper.” Under Dyer’s leadership since 2004, JLL’s revenues grew more than five times - to $6 billion - through organic growth, over 80 strategic acquisitions across the globe, and the addition of more than 100 offices and 30 new countries to its geographic footprint. “The Board of Directors is very grateful for Colin’s extraordinary leadership and service to JLL over the past 12 years,” said Sheila Penrose, Chairman of the Board. “He has represented JLL on the global business stage, developed a stellar client base and a strong leadership team, and delivered significant shareholder value. We also

JLL Appoints Christian Ulbrich President and CEO; Colin Dyer to Retire – Page 2 of 2 appreciate his commitment to ensure a smooth and thoughtful transition by remaining engaged with the Board and the company.” Penrose continued: “The Board has worked with Colin on a comprehensive and robust succession process, culminating in Christian’s selection as CEO. We look forward to Christian’s leadership of JLL’s strategy, operations and corporate culture, building on a strong company legacy.” Ulbrich said: “Colin’s impact on JLL has been significant. He has steered the evolution into a truly global company and consistently exemplified JLL’s culture of excellence, ethics and teamwork for employees, clients and shareholders. In my new role, I intend to build on the platform of profitable and resilient growth that we have maintained in the last 12 years; continue our commitment to integrity, diversity and sustainability; and underscore our leadership position in the digital revolution.” – ends – About JLL JLL (NYSE: JLL) is a professional services and investment management firm offering specialized real estate services to clients seeking increased value by owning, occupying and investing in real estate. A Fortune 500 company with annual fee revenue of $5.2 billion and gross revenue of $6.0 billion, JLL has more than 280 corporate offices, operates in more than 80 countries and has a global workforce of more than 60,000. On behalf of its clients, the firm provides management and real estate outsourcing services for a property portfolio of 4.0 billion square feet, or 372 million square meters, and completed $138 billion in sales, acquisitions and finance transactions in 2015. Its investment management business, LaSalle Investment Management, has $59.1 billion of real estate assets under management. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit www.jll.com. Contact: Gayle Kantro Sara Murshed Phone: +1 312 228 2795 +44 (0)207 852 4430 Email: gayle.kantro@am.jll.com sara.murshed@eu.jll.com